UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39531	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland	21076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 776-3133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PCSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2020, Processa Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement with Craig-Hallum Capital Group LLC and Benchmark Company, LLC, as representatives of the underwriters (the “Underwriting Agreement”), pursuant to which the Company issued and sold, in an underwritten public offering (the “Public Offering”), 4,800,000 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”). The Common Stock was sold to the public at the price of $4.00 per share and was offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-235511), which was declared effective on October 1, 2020 (the “Registration Statement”).

On October 6, 2020, the Public Offering closed, resulting in net proceeds to the Company of approximately $17.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its officers and directors have entered into lock-up agreements with the underwriters pursuant to which each of them has agreed not to, for a period of 90 days, without the prior consent of the underwriters, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to limited exceptions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the Underwriting Agreement contained herein is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

In connection with the Public Offering, the Common Stock was approved for listing on The Nasdaq Capital Market under the symbol “PCSA” and commenced trading on Nasdaq on October 2, 2020.

After completion of the Public Offering on October 6, 2020 and the issuance of additional shares of Common Stock related to the Offering and described in Registration Statement, the Company had a total of 13,603,925 shares of its Common Stock issued and outstanding.

On October 2, 2020, the Company issued a press release announcing the pricing of the Public Offering, and on October 6, 2020, the Company issued a press release announcing the closing of the Public Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 1, 2020, by and among the Company, Craig-Hallum Capital Group LLC and Benchmark Company, LLC, as representatives of several Underwriters
99.1	Press Release issued on October 2, 2020

99.2	Press Release issued on October 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: October 6, 2020	By:	/s/ David Young
David Young
Chief Executive Officer